Exhibit 99.1

Safety Shot Wins Lawsuit Against Capybara Research and Igor Appelboom – Benzinga Retracts Defamatory Story

The Default Judgment marks a significant victory in Safety Shot’s legal battle with Capybara Research and Igor Appelboom and Complete Vindication for the Company.

JUPITER, FL – March 19 2024 – Safety Shot, Inc. (Nasdaq: SHOT) (The “Company” or “Safety Shot”) is pleased to announce that on March 18, 2024, the United States District Court Southern District of New York, has awarded the Company a Default Judgment in its lawsuit against Capybara Research and Igor Appelboom for Securities Fraud and Tortious Interference, for the defendants’ defamatory, unfounded and malicious article titled, Safety Shot Exposed $SHOT; Boca Raton Snake Oil:Unraveling the Fraud behind the Drink and Its Dubious Origins.

In the judgment, the Honorable Jed. S. Rakoff, wrote in relevant part, “as to Defendants Capybara Research and Igor Appelboom,”Defaulting Defendants, and all persons acting individually or in concert with, under the direction of or in support of Defaulting Defendants…are hereby: a. Directed to publicly retract in writing the article authored by Defaulting Defendants Capybara Research and Igor Appelboom titled Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling the Fraud Behind the Drink and Its Dubious Origins from its website and/or social media accounts; b. Directed to remove any reference to the article titled Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling the Fraud behind the Drink and Its Dubious Origins from its website and/or social media accounts; c. Permanently enjoined and restrained from authoring and/or publishing additional articles referencing the article titled Safety Shot Exposed $SHOT; Boca Raton Snake Oil: Unraveling the Fraud Behin the Drink and Its Dubious Origins; except for a public written retraction of any previously published article containing references to the same,” Judge Rakoff wrote.

In a separate settlement agreement, Defendant Accreative Capital LLC d/b/a Benzinga, agreed to retract and remove the defamatory story from its website and cease from any future publication.

“We are very pleased that the Court has awarded us this judgment. Being awarded this default judgment is a tremendous victory against Capybara and Igor Appelboom and a complete vindication for the Company. Their ill-advised and illegal market manipulation violated securities laws and improperly interfered with our business,” stated Safety Shot CEO Jarrett Boon.

About Safety Shot

Safety Shot, Inc., has developed a first-of-its-kind beverage that makes you feel better faster from the effects of alcohol by reducing blood alcohol content and increasing mental clarity. Safety Shot leverages scientifically proven ingredients to enhance metabolic pathways responsible for breaking down blood alcohol levels. The formulation includes a tailored selection of all-natural vitamins, minerals, and nootropics, promoting faster alcohol breakdown and aiding in recovery and rehydration. Safety Shot has been available for retail purchase since the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. In addition, the Company plans to introduce business-to-business sales to distributors, retailers, restaurants, and bars in 2024.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company’s forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:

Phone: 904-477-2306

Email: emily@pantelidespr.com

Investor Contact:

Phone: 561-244-7100

Email: investors@drinksafetyshot.com